UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K
 __________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-16587	55-0672148
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8- Other Events

ITEM 8.01	Other Events

On June 1, 2015, Summit Financial Group, Inc., a West Virginia corporation (the “Company”), issued a press release announcing the completion of its previously announced rights offering (the “Rights Offering”) of Company common stock, which expired at 5:00 p.m., Eastern Time, on May 29, 2015. The Company announced that the Rights Offering was oversubscribed, and as such, the total number of shares of common stock available in the Rights Offering will be allocated to participating shareholders on a pro rata basis as described in the Prospectus Supplement dated April 10, 2015.

Computershare, who is serving as subscription agent, completed its review and tabulation of subscriptions on June 1, 2015. A total of 493,593 common shares were subscribed for in the Rights Offering. Accordingly, given that a total of 256,410 common shares were available, the Rights Offering was oversubscribed almost 2 to 1, and as a result, each subscribing shareholder will receive approximately half of the shares for which he, she or it subscribed.

Computershare will issue the shares acquired in the Rights Offering by book entry in the Company’s stock ownership records, which are maintained by Computershare, as transfer agent, on or about June 2, 2015. Any excess subscription funds will be returned by Computershare to subscribing shareholders, without interest, as soon as practicable.

         A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

THIS CURRENT REPORT ON FORM 8-K SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF SUMMIT FINANCIAL GROUP, INC., NOR SHALL THERE BE ANY OFFER, SOLICITATION OR SALE OF SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. ANY SUCH OFFER, SOLICITATION OR SALE WILL BE MADE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS.

Section 9 - Financial Statements and Exhibits

ITEM 9.01.    Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Summit Financial Group, Inc. dated June 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL GROUP, INC.

Date: June 2, 2015	By: /s/ Julie R. Markwood
Julie R. Markwood
Vice President &
Chief Accounting Officer